Exhibit 99.2

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES PRICING OF

PUBLIC OFFERING OF 65,000,000 SHARES OF COMMON STOCK

VERO BEACH, Fla. – February 14, 2013 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) announced today that it has priced an underwritten public offering of 65,000,000 shares of common stock.  ARMOUR has granted the underwriters a 30-day option to purchase up to 9,750,000 additional shares of common stock.  The underwriters are offering the shares at prevailing market prices or otherwise from time to time through the NYSE, the over-the-counter market, negotiated transactions or otherwise.  The offering is expected to close on February 20, 2013.

Deutsche Bank Securities Inc., BofA Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are joint book-running managers of the offering.

The Company intends to use the net proceeds of the offering to acquire additional agency securities as market conditions warrant and for general corporate purposes.

A registration statement relating to the offered securities has been filed with the Securities and Exchange Commission and became effective automatically upon filing. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Copies of the preliminary prospectus supplement and the related prospectus for the proposed offering may be obtained by contacting: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by calling (800) 503-4611, or by emailing prospectus.cpdg@db.com; BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038, or by emailing dg.prospectus_requests@baml.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Telephone: (888) 603-5847, or by emailing barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 1-800-831-9146, or by emailing batprospectusdept@citi.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY, 10010, Telephone: (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (866) 803-9204.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust for U.S. Federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Investor Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340